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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)           July 13, 2000
                                                 ------------------------------



                        Rotary Power International, Inc.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                       1-12756                  13-3632860
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(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)



Post Office Box 128, Wood-ridge, New Jersey                      07075-0128
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  (Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code       (973) 777-7373
                                                   -----------------------------



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On July 13, 2000, Rotary Power International, Inc. ("RPI") issued the following press release:

      SHAREHOLDERS ELECT NEW DIRECTORS AND GIVE APPROVAL TO ALL PROPOSALS;
                    RPI TO CONDUCT PRIVATE PLACEMENT OFFERING
                    =========================================


WOOD-RIDGE, NEW JERSEY - THURSDAY, JULY 13, 2000 - Virgil Wenger, Chairman of the Board of Directors of Rotary Power International, Inc. ("the Company" or "RPI"), is pleased to report that at the annual shareholders' meeting held on July 11, 2000, RPI's shareholders elected Virgil Wenger, Conway Davis, Douglas Drew and William Partanen as directors and also approved all other proposals set forth in the Company's June 16, 2000 Proxy Statement, including a proposal which increased the authorized capitalization of the Company to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

The Company also announced that it will be conducting a private placement offering within the next 90 days in order to raise capital to commence the Company's initial production of engines for the commercial market. The Company intends to offer up to 2,200,000 units at $1.00 per unit, with each unit consisting of one common share and one warrant to purchase one additional common share at a price of $3.00 per share. The warrants will expire three years after their date of issuance. The Company will employ the services of a full service broker dealer as a placement agent for the offering on a "best efforts" basis. The units to be offered by the Company will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States of America absent such registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

Conway Davis, President and CEO reported that the Company and BG Technologies USA, Inc. are on target to complete the biogasification demonstration plant in Maryland.

Mr. Davis also stated, "We have a great product that fits today's market. It is a flexible power source for power peak shaving and remote locations. Our engines have low maintenance in today's "use and forget" market and our engines are ecologically benign in an environment conscious world. We believe that RPI's engines will provide great economic and environmental benefits to a broad range of applications."

RPI is internationally recognized as the leader in the field of heavy fueled rotary engines especially the Stratified Charge Omnivorous Rotary Engines (SCORE
(TM)).

RPI's common shares are quoted on the NASDAQ Over-the-Counter Bulletin Board under the symbol RPIN.



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                   VISIT OUR WEB SITE AT: www.pegasuspower.com
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In order to communicate company progress and improve information to shareholders, RPI has retained Londonderry Capital Structuring Ltd. to provide full spectrum investor relation services.




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This press release contains "forward-looking statements" based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products, control of costs and expenses, general industry conditions and interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by RPI with the Securities and Exchange Commission. RPI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           ROTARY POWER INTERNATIONAL, INC.


                           By: /s/ Douglas M. Drew
                               ------------------------------------
                               Douglas M. Drew
                               Vice President, Finance, Secretary, Treasurer and Director


Dated:  July 13, 2000